Exhibit 99.1

675 Bering Dr. Suite 400
Houston, Texas 77057
CONTACT:	William George	713-830-9600
	Chief Financial Officer	Fax 713-830-9696
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA ANNOUNCES SELECTION OF BRIAN E. LANE

AS FUTURE SUCCESSOR TO POSITION OF CHIEF EXECUTIVE OFFICER

Houston, TX — November 15, 2011 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced that its board of directors has formally selected Brian E. Lane, the Company’s President and Chief Operating Officer, as the future successor to William F. Murdy as the Company’s Chief Executive Officer.

Mr. Lane, age 54, joined the Company in 2003 and has served as the Company’s President and Chief Operating Officer since March 2010 and as a director since November 2010. Prior to joining the Company, Mr. Lane spent 15 years at Halliburton, a global provider of products and services to energy, industrial, and government customers, including employment by Brown and Root, an engineering and construction company.   During his tenure, he held various positions in business development, strategy, and project activities, including the position of Regional Director of Europe and Africa. Additionally, he held the position of Vice President at Kvaerner, an international engineering and construction company.  Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College. The board anticipates that Mr. Lane will be elected to the position of Chief Executive Officer upon Mr. Murdy’s retirement as Chief Executive Officer on December 31, 2011.

Mr. Murdy, who will continue to serve the Company as non-executive Chairman of the Company’s board of directors in 2012, commented, “This announcement is the culmination of several years of succession planning by the Company’s board of directors. Brian has been actively involved in all the operations of the Company for the last several years and is well respected and liked by our entire operations team. His knowledge and operations experience, along with his energetic enthusiasm, have been and will continue to be tremendous assets for the Company. Comfort Systems has a bright future with Mr. Lane at the helm.”

Mr. Lane added, “I am honored to have been chosen to succeed such a distinguished and respected Chief Executive Officer. Mr. Murdy has led the Company through several challenging economic cycles, and I have learned a great deal from him in my years with Comfort Systems. I look forward to continuing to work with the Company’s many distinguished operators across the country. I think that this will be an exciting time, both for me and for Comfort Systems.”

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 86 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, our backlog failing to translate into actual revenue or profits, difficulty in obtaining or increased costs associated with bonding and insurance, impairment to goodwill, errors in our percentage-of-completion method of accounting, the result of competition in our markets, our decentralized management structure, shortages of labor and specialty building materials, retention of key management, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission. A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These forward-looking statements speak only as of the date of this filing. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.